Exhibit 4.2

TESSERA TECHNOLOGIES, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of the January 31, 2003, by and among Tessera Technologies, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Exhibit A hereto (individually, a “Holder” and collectively, the “Holders” and, together with the Company, the “Parties” and each a “Party”).

WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of August 1, 2002 (the “Merger Agreement”), by and among the Company, Tessera, Inc., a Delaware corporation (“Tessera”), and Tessera Acquisition, Inc., a Delaware corporation, the Company will, concurrently with the execution of this Agreement, (i) issue to the Holders such number of shares of the Company’s Common Stock, Series A 10% Cumulative Convertible Preferred Stock (the “New Series A Stock”), Series B 10% Cumulative Convertible Preferred Stock (the “New Series B Stock”), Series C 10% Cumulative Convertible Preferred Stock (the “New Series C Stock”), Series D 10% Cumulative Convertible Preferred Stock (the “New Series D Stock”), Series E 10% Cumulative Convertible Preferred Stock (the “New Series E Stock”) and Series E-1 10% Cumulative Convertible Preferred Stock (the “New Series E-1 Stock” and, together with the New Series A Stock, the New Series B Stock, the New Series C Stock, the New Series D Stock and the New Series E Stock, the “New Preferred Stock”) as set forth next to each such Holder’s name on Exhibit A hereto and (ii) assume the warrants to purchase shares of the capital stock of Tessera (the “Warrants”) currently held by such Holders as set forth next to each such Holder’s names as set forth on Exhibit A hereto. In connection with the issuance and assumption, the Parties are entering into this Agreement, and all shares of New Preferred Stock issued and certain Warrants assumed in connection with the Merger Agreement will be subject to the terms hereof. Concurrently herewith, the Registration Rights Agreement, dated as of May 15, 1993, by and among Tessera and the parties named therein, as amended and as executed for subsequent financing closings, and the First Amended and Restated Registration Rights Agreement, dated as of January 14, 2000, by and among Tessera and the “Holders” named therein, as amended and as executed for subsequent financing closings (the “Prior Agreements”) are hereby terminated.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders agree as follows:

Section 1.

Restrictions on Transferability of Securities;

Compliance with Securities Act

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Conversion Shares” shall mean with respect to any Holder, the shares of the Company’s Common Stock issued or issuable pursuant to (i) conversion of the New Preferred Stock of the Company, (ii) exercise of the Warrants and (iii) conversion of the New Preferred Stock of the Company issued or issuable pursuant to exercise of the Warrants.

“Holder” shall mean any holder of Registrable Securities, including any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.10 hereof. Exhibit A lists each Holder as of the date hereof, along with the number of shares of New Preferred Stock and/or Warrants held by such Holder as of the date hereof.

“Initiating Holders” shall mean any Holder or Holders of an aggregate of at least one-third (1/3) of the Registrable Securities.

“Restricted Securities” shall mean the New Preferred Stock, the Warrants and the Conversion Shares.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means at any time with respect to any Holder (i) Conversion Shares; (ii) any Common Stock of the Company issued or issuable in respect to such shares upon any stock split, stock dividend, recapitalization or similar event or any Common Stock otherwise issued with respect to the such shares; and (iii) Common Stock of the Company held by the Holders as of the date hereof, in each case owned by such Holder until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement; (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such securities may be sold pursuant to Rule 144(k); or (iii) such securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing the legend required pursuant to this Agreement, and such securities may be resold without subsequent registration under the Securities Act.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, fees and disbursements of counsel for the Company, all registration, qualification and filing fees, printing expenses, escrow fees, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). In addition, “Registration Expenses” shall include fees and disbursements of up to one counsel for the Holders participating in one offering commenced pursuant to Section 1.2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes attributable to the Registrable Securities sold by any of the Holders and all fees and disbursements of counsel for such Holders participating in any offering commenced pursuant to Section 1.3 or Section 1.4 hereof.

1.2 Requested Registration.

(a) In case the Company shall receive from any Initiating Holder a written request that the Company effect any registration, qualification or compliance with respect to an underwritten offering of Registrable Securities, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) use its commercially reasonable efforts to file, as soon as practicable, such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) during the ninety (90) days immediately following the effective date of the registration statement initiated by the Company;

(C) if (i) an investment banking firm of recognized national standing shall advise the Company and the Holders in writing that effecting the registration would materially and adversely affect an offering of the securities of the Company the preparation of which has then been commenced; or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interest of the Company, provided that the Company’s obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve (12) month period;

(D) after the Company has effected three such registrations pursuant to this Section 1.2(a), such registrations have been declared or ordered effective and all of the Registrable Securities requested by the Initiating Holders to be registered have been sold.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 1.2(a) shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 1.2(b).

The Company and all Holders proposing to distribute their securities in the underwritten registration shall, upon request by the managing underwriter selected for such underwriting by the Initiating Holders which managing underwriter shall be reasonably acceptable to the Company), enter into an underwriting agreement in customary form with to managing underwriter in connection with the offering. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders who have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such registration in the priority listed below, up to the aggregate maximum number of shares that, in the view of such managing underwriter, can be included: (i) first, all Registrable Securities requested to be registered by any Holders; and (ii) second, any Common Stock proposed to be registered by the Company and any Common Stock proposed to be registered by other holders. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the underwriter limitation in this Section 1.2(b).

1.3 Company Registration.

(a) Piggy-Back Registration Rights. On each occasion, if any, following the date hereof that the Company contemplates filing with the Commission a registration statement under the Securities Act relating to the sale of shares of Common Stock other than (i) a registration relating solely to employee benefit plans; or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company shall so notify the Holders in writing of its intention to do so at least thirty (30) days prior to the filing of each such registration statement; provided, however, that if the managing underwriter determines pursuant to Section 1.3(b) to exclude all Registrable Securities from such registration, the Company need only so notify Holders within ten (10) days following the filing of such registration. Each Holder that gives written notice to the Company, within fifteen (15) days of receipt of such notice from the Company, of such Holder’s desire to have any of its Registrable Securities included in such registration statement, may, subject to the provisions of this Section 1.3, have its Registrable Securities so included.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant a Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude the Registrable Securities to be included in such registration prior to the exclusion from such registration of any securities to be sold by the Company; provided, however, that if any exclusion or limitation of Registrable Securities is so required, such exclusion or limitation shall be allocated among the Holders of Registrable Securities participating in such registration and any other holders that have elected to participate in such registration in proportion to the number of shares of the Company’s Common Stock (or equivalents thereof) requested by such Holders and other holders to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such party may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.4 Registration on Form S-3.

(a) If any Holder requests that the Company file a registration Statement on Form S-3 (or any successor form to Form S-3) for an underwritten public offering of shares of the Registrable Securities the anticipated aggregate offering price of which is not less than $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its reasonably commercial efforts to cause such Registrable Securities to be registered in such underwritten offering on such form; provided, however, that the Company shall not be required to effect more than one such registration pursuant to this Section 1.4 in any six-month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders (and to any other holders if such registration is to relate in part to the primary offer and sale of shares of the Common Stock); and (ii) as soon as practicable, use its reasonably commercial efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders (or, if the registration is to relate in part to the primary offer and sale of shares of Common Stock, of any other holder) joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the ninety (90) days immediately following the effective date of the registration statement pertaining to the initial public offering of securities of the Company; or (iii) if (a) an investment banking firm of recognized national standing shall advise the Company and the Holders in writing that effecting the registration would materially and adversely affect an offering of the securities of the Company the preparation of which has the been commenced; or (b) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interest of the Company, provided that the Company’s obligation to use to commercially reasonable efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve (12) month period.

1.5 Expenses of Registration.

(a) All Registration Expenses incurred in connection with (i) one registration pursuant to Section 1.2; (ii) all registrations pursuant to Section 1.3; and (iii) one registration pursuant to Section 1.4, shall be borne by the Company. The Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.2, the request of which has been subsequently withdrawn by the Initiating Holders. Notwithstanding the foregoing, if prior to such withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

(b) All Selling Expenses incurred in connection with any registration hereunder shall be borne pro-rata by the Holders (and, if applicable, any other holders) participating in such registration according to the number of Registrable Securities sold by such participating Holder (or, if applicable, any other holder) in such registration.

(c) Notwithstanding the provisions of Section 1.5(a), if, as a condition of registration or qualification of any offering in any state or jurisdiction in which the Company or any underwriter determines in good faith that it wishes to offer securities registered in an offering to which this Agreement applies, it is required that offering expenses be allocated in a manner different from that provided in Section 1.5(a), the offering expenses shall be allocated in whatever permitted manner is most nearly in compliance with the provisions of this Agreement, so long as such allocation does not materially reduce the net proceeds received by any Holder.

1.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.6(b) shall not exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

(c) Each party entitled to indemnification under this Section 1.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, further, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

(d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Parry on do one hand and of the Indemnified Party on the other in connection with the untrue statement (or alleged untrue statement) or omission (or alleged omission) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. Each Holder’s obligation to contribute pursuant to this Section 1.6 is several and not joint.

(e) The obligations of the Company and the Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement.

1.7 Information of Holder; Copies of Prospectus. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein. In connection with any such registration, the Company shall furnish to such Holder or Holders such numbers of copies as may be reasonably requested in order to facilitate the disposition of Registrable Securities owned by such Holder of any prospectus or preliminary prospectus prepared in conformity with the Securities Act.

1.8 Obligations of the Company. Whenever inquired under this Agreement to affect the registration of any Registrable Securities, the Company shall, as soon as practicable:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or until the distribution contemplated in the Registration Statement has been completed.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

(d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(e) Furnish to the Holders participating in such registration and, if applicable, to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(f) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission, which may permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

(d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

1.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Sections 1.2, 1.3, and 1.4 may be assigned or otherwise conveyed to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder (together with any affiliate) provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) the transferee shall agree to be bound by all of the provisions of this Agreement; (iii) such transfer does not violate any agreements by and among the Company and such Holders; and (iv) such transferee or assignee (a) is a wholly owned subsidiary, constituent partner (including retired and limited partners) or affiliate of such Holder, (b) is any family member of any individual Holder, (c) is a trust for the benefit of any individual Holder, or (d) acquires from such Holder at least 1,200,000 shares of the Company’s Registrable Securities, subject to this Agreement (adjusted for any stock split, combination or the like), or a lesser amount provided such transferee or assignee acquires all of the shares of the Company’s capital stock subject to this Agreement then held by such Holder. Notwithstanding the foregoing, no transfer shall be effective hereunder unless the Company is given written notice by such transferee at the time of said transfer stating the name and address of said transferee, setting forth the facts underlying said transferee’s compliance with this Section 1.10, and setting forth said transferees agreement to be bound by this Agreement and the Right of First Refusal Agreement.

1.11 Standoff Agreement. Each Holder agrees in connection with the initial underwritten public offering of the Company’s securities, upon request of the Company or the underwriters managing any such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, engage in hedging activities with respect to, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that each of the Company’s officers and directors shall have agreed to be bound by the same restrictions. Each Holder agrees to execute any further agreements requested by the Company or the underwriters evidencing the foregoing.

Section 2.

Miscellaneous

2.1 Transfer, Successors and Assigns. Except as the transferability of rights is expressly limited herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Governing Law. Agreement shall be governed by and construed under the laws of the state of California as applied to agreements among California residents entered into and to be performed entirely within California.

2.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger; addressed (a) if to a Holder, at such address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 3099 Orchard Drive, San Jose, California 95134 to the attention of do notice shall, be effective when actually delivered by hand or messenger, or five (5) business days after deposit, postage prepaid, in the mail.

2.5 Termination. This Agreement shall terminate with respect to any Holder when such Holder may sell all of its Registrable Securities under Rule 144(k).

2.6 Termination of Prior Agreements. By execution of this Agreement, the Parties agree that the Prior Agreements are hereby terminated and the covenants and obligations therein shall be of no further force or effect.

2.7 Severability. If any provision of this Agreement, or the application thereof, will for an reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other Purposes of the void or unenforceable provision.

2.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof

2.9 Modifications and Amendments. This Agreement may be modified or amended only with the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then subject to this Agreement. Each Holder acknowledges that by the operation of this Section 2.9 the Holders of a majority of the Registrable Securities may have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Each Holder agrees that the Company may, without further action or consent by the Holders, amend this Amendment (i) to include in the definition of Holder additional purchasers of Registrable Securities of the Company who acquire such shares in a transaction subsequent to the, date of this Agreement; and (ii) to grant to those Holders who acquire such Registrable Securities, in a subsequent transaction, rights similar to those granted to the Holders hereunder. To include such additional Holders, Exhibit A hereto shall be amended to reflect such subsequent purchasers. Such subsequent purchasers, upon execution and delivery of a counterpart signature page to this Agreement, shall be included herein as “Holders” and the shares of New Preferred Stock purchased by such subsequent purchasers shall be included herein as “Registrable Securities.”

[SIGNATURE PAGE FOLLOWS]

The Parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:		HOLDER:

TESSERA TECHNOLOGIES, INC.
(PLEASE PRINT)

By:		By:
	(PLEASE SIGN)		(PLEASE SIGN)
Name:		Name:
	(PLEASE PRINT)		(PLEASE PRINT)
Title:		Title:
(PLEASE PRINT)
Address:
(PLEASE PRINT)

(PLEASE PRINT)

(PLEASE PRINT)
Phone:
(PLEASE PRINT)
Fax:
(PLEASE PRINT)

EXHIBIT A

HOLDERS

NAME, ADDRESS, TELEPHONE, FAX	NO. OF SHARES

COMMON

APA Excelsior III, L.P.	863,599

Charles A. Ballard	368

Richard A. Bianco	112

John P. Birkelund	3,334

CIN Venture Nominees Ltd.	34,297

John Clinton	32

Concord Partners II, L.P.	430,812

CSK-1(A) Investment Fund	40,000

Corporate Venture Partners, L.P.	6,666

Alan Curtis	90

Timothy G. Dalton, Jr.	79

Dillon, Read & Co., Inc. as agent	390,669

Amy DiStefano	38,094

Thomas H. DiStefano	945,611

Charles P. Durkin, Jr.	552

Irwin Federman	132

Peter M. Flanigan	552

John H.F. Haskell, Jr.	552

Franklin W. Hobbs, IV	368

Yoshinori Inoue	26,666

Craig A.T. Jones	1,632

Harold T. King, Jr.	79

Landmark Co-Investment Partners V, L.P.	109,190

Bryan H. Lawrence	368

Charles L. Lea Jr.	5,464

Lexington Partners IV, L.P.	5,628

Peter Leidel	1,639

Noel MacDonald	4,666

Robert Marrs	1,333

Edgar Miller	334

John H. Mullin III	921

Rein Narma	70,833

David W. Niemiec	368

Thomas L. Piper III	368

William H. Purcell	91

James F. Reilly	15,000

Royal Bank of Canada Trust Company (Jersey) Limited, Custodian to APA Excelsior III / Offshore Limited Partnership	332,569

Kenneth M. Schmidt	368

Shinko Electric Industries Co., Ltd.	133,333

Masaharu Shinya	13,333

John W. Smith	716,259

Danforth W. Starr	368

William J. Stewart	6,666

Technology Funding Venture Partners V an Aggressive Growth Fund, L.P.	48,502

Thomas H. DiStefano as custodian for Peter Thomas DiStefano under the California Transfers to Minors Act	51,427

Thomas H. DiStefano as custodian for Pia Christina DiStefano under the California Transfers to Minors Act	51,427

Venture Lending and Leasing, Inc.	25,000

Warburg Dillon Read L.L.C.	2,077

Lorenzo D. Weisman	368

Edward B. Whitney	368

George A. Wiegers	368

Richard C. Yancey	334

Philip M. Young	250

Robert A. Young	206,679

TOTAL COMMON:	4,590,195

SERIES A 10% CUMULATIVE CONVERTIBLE PREFERRED

APA Excelsior III, L.P.	595,682

Charles A. Ballard	449

Richard A. Bianco	136

John P. Birkelund	4,062

CIN Venture Nominees Ltd.	30,900

John Clinton	38

Concord Partners II, L.P.	665,333

Corporate Venture Partners, L.P.	133,333

Alan Curtis	110

Timothy G. Dalton, Jr.	97

Charles P. Durkin, Jr.	674

Irwin Federman	160

Peter M. Flanigan	674

John H.F. Haskell, Jr.	674

Franklin W. Hobbs, IV	449

Craig A.T. Jones	1,988

Harold T. King, Jr.	97

Landmark Co-Investment Partners V, L.P.	133,066

Bryan H. Lawrence	449

Charles L. Lea Jr.	6,658

Peter Leidel	1,997

Noel MacDonald	20,000

Edgar Miller	407

John H. Mullin III	1,123

Rein Narma	27,362

David W. Niemiec	449

Thomas L. Piper III	449

William H. Purcell	111

Royal Bank of Canada Trust Company (Jersey) Limited, Custodian to APA Excelsior III / Offshore Limited Partnership	231,750

Kenneth M. Schmidt	449

Danforth W. Starr	449

Warburg Dillon Read L.L.C.	2,531

Lorenzo D. Weisman	449

Edward B. Whitney	449

George A. Wiegers	449

Richard C. Yancey	408

Philip M. Young	305

Robert A. Young	33,182

TOTAL SERIES A:	1,897,348

SERIES B 10% CUMULATIVE CONVERTIBLE PREFERRED

APA Excelsior III, L.P.	2,162,832

Charles A. Ballard	2,959

Richard A. Bianco	898

John P. Birkelund	26,751

CIN Venture Nominees Ltd.	112,004

John Clinton	253

Concord Partners II, L.P.	1,987,946

Corporate Venture Partners, L.P.	213,004

Alan Curtis	728

Timothy G. Dalton, Jr.	638

Dillon, Read & Co., Inc. as agent	349,393

Charles P. Durkin, Jr.	4,436

Irwin Federman	1,057

Peter M. Flanigan	4,436

John H.F. Haskell, Jr.	4,436

Franklin W. Hobbs, IV	2,959

Craig A.T. Jones	13,094

Harold T. King, Jr.	638

Landmark Co-Investment Partners V, L.P.	876,160

Bryan H. Lawrence	2,959

Charles L. Lea Jr.	43,843

Peter Leidel	13,150

Lerner, David, Littenberg, Krumholz & Mentlik	71,498

Lexington Partners IV, L.P.	13,761

Noel MacDonald	1,772

Edgar Miller	2,681

John H. Mullin III	7,395

Rein Narma	2,402

New York State Science and Technology Foundation	222,222

David W. Niemiec	2,959

Thomas L. Piper III	2,959

William H. Purcell	732

Royal Bank of Canada Trust Company (Jersey) Limited, Custodian to APA Excelsior III / Offshore Limited Partnership	836,312

Kenneth M. Schmidt	2,959

John W. Smith	14,666

Danforth W. Starr	2,959

Technology Funding Venture Partners V an Aggressive Growth Fund, L.P.	444,444

Warburg Dillon Read L.L.C.	16,669

Lorenzo D. Weisman	2,959

Edward B. Whitney	2,959

George A. Wiegers	2,959

Richard C. Yancey	2,685

Philip M. Young	2,010

Robert A. Young	49,903

TOTAL SERIES B:	7,534,439

SERIES C 10% CUMULATIVE CONVERTIBLE PREFERRED

Amkor Electronics, Inc.	666,666

APA Excelsior III, L.P.	424,434

Charles A. Ballard	288

Richard A. Bianco	87

John P. Birkelund	2,606

John Boruch	4,666

Richard M. Chong	13,333

CIN Venture Nominees Ltd.	21,890

John Clinton	24

CNA Trust Corporation TTEE FBO: VLG401(k) FBO: Tae Hea Nahm	1,333

Concord Partners II, L.P.	226,666

Corporate Venture Partners, L.P.	13,333

CSK-1(A) Investment Fund	800,000

Alan Curtis	70

Timothy G. Dalton, Jr.	62

Delaware Charter Guarantee and Trust Co. TTEE FBO Stephen Stone	13,333

Dillon, Read & Co., Inc. as agent	118,087

Charles P. Durkin, Jr.	432

Irwin Federman	102

Peter M. Flanigan	432

John H.F. Haskell, Jr.	432

Franklin W. Hobbs, IV	288

Bruce Hsiang	26,666

Te Hua Hsu	26,666

Yoshinori Inoue	53,333

Investor AB	560,000

Investor Group L.P.	240,000

Kuo Chon Shu Jean	80,000

Craig A.T. Jones	1,276

Kanway Investment Co., Limited	26,666

Harold T. King, Jr.	62

Landmark Co-Investment Partners V, L.P.	85,333

Bryan H. Lawrence	288

Charles L. Lea Jr.	4,270

Peter Leidel	1,281

Lexington Partners IV, L.P.	4,000

LogiCom Holdings Inc.	266,666

Noel MacDonald	11,999

Robert Marrs	2,666

Edgar Miller	261

Mitsui Comtek Corp.	266,666

John H. Mullin III	720

David W. Niemiec	288

Thomas L. Piper III	288

William H. Purcell	71

Readrite Corporation	266,666

Royal Bank of Canada Trust Company (Jersey) Limited, Custodian to APA Excelsior III / Offshore Limited Partnership	161,747

Kenneth M. Schmidt	288

Shinko Electric Industries Co., Ltd.	266,666

Masaharu Shinya	26,666

Springbridge Capital Corporation	66,989

Springvest Corporation	222,183

Danforth W. Starr	288

William J. Stewart	13,333

Terao Limited	26,666

The P/A Fund, L.P.	533,333

Venture Lending and Leasing, Inc.	40,833

Warburg Dillon Read L.L.C.	1,624

Lorenzo D. Weisman	288

Edward B. Whitney	288

George A. Wiegers	288

Richard C. Yancey	261

Philip M. Young	196
Robert A. Young	4,179

TOTAL SERIES C:	5,600,812

SERIES D 10% CUMULATIVE CONVERTIBLE PREFERRED

Amkor Technology, Inc.	64,681

Anthony Martini, Smith Barney Inc. KEO MP Custodian	10,000

APA Excelsior III, L.P.	196,568

APA Excelsior IV, L.P.	443,293

Charles A. Ballard	205

Richard A. Bianco	62

John P. Birkelund	1,856

John Boruch	398

Carolyn F. Butcher	2,222

Chase Manhattan Bank for benefit of Anthony Colantonio Roth IRA	8,000

Richard M. Chong	292

CIN Venture Nominees Ltd.	10,182

John Clinton	17

Giusto & Angela Colantonio	4,000

Concord Partners II, L.P.	194,292

Corporate Venture Partners, L.P.	28,326

Coutts & Co. (Cayman) Ltd., Custodian for APA Excelsior IV/Offshore, L.P.	78,226

CSK-1(A) Investment Fund	135,890

Alan Curtis	50

Timothy G. Dalton, Jr.	44

Delaware Charter Guarantee and Trust Co. TTEE FBO Stephen Stone	346

Dillon, Read & Co., Inc. as agent	42,241

Charles P. Durkin, Jr.	308

Irwin Federman	73

Peter M. Flanigan	308

John H.F. Haskell, Jr.	308

Franklin W. Hobbs, IV	205

Te Hua Hsu	547

Yoshinori Inoue	3,882

Investor AB	2,814,574

Investor Group L.P.	1,206,246

Kuo Chon Shu Jean	1,643

Craig A.T. Jones	908

Kanway Investment Co., Limited	547

Harold T. King, Jr.	44

Landmark Co-Investment Partners V, L.P.	60,790

Bryan H. Lawrence	205

Charles L. Lea Jr.	3,041

Peter Leidel	912

Lerner, David, Littenberg, Krumholz & Mentlik	5,075

Lexington Partners IV, L.P.	1,132

LogiCom Holdings Inc.	6,684

Noel MacDonald	2,394

Robert Marrs	227

Anthony & Marisa Martini	2,000

Edgar Miller	186

Mitsui Comtek Corp.	10,995

Morgan Stanley DW, Inc., custodian for John B. Goodrich IRA Rollover 09/08/99	2,666

John H. Mullin III	513

Rein Narma	2,108

New York State Science and Technology Foundation	18,667

David W. Niemiec	205

Patricof Private Investment Club, L.P.	8,480

Thomas L. Piper III	205

James W. Porter	2,222

William H. Purcell	50

Readrite Corporation	6,940

Royal Bank of Canada Trust Company (Jersey) Limited, Custodian to APA Excelsior III / Offshore Limited Partnership	76,099

Kenneth M. Schmidt	205

Shinko Electric Industries Co., Ltd.	23,665

Masaharu Shinya	2,173

John W. Smith	1,232

Springbridge Capital Corporation	1,010

Springvest Corporation	5,661

Danforth W. Starr	205

William J. Stewart	1,138

Terao Limited	547

The P/A Fund, L.P.	81,689

Gifford Touchstone	2,222

Warburg Dillon Read L.L.C.	1,156

Lorenzo D. Weisman	205

Edward B. Whitney	205

George A. Wiegers	205

WS Investment Company ‘97A	4,000

Richard C. Yancey	186

Philip M. Young	139

Robert A. Young	5,122

TOTAL SERIES D:	5,593,545

SERIES E 10% CUMULATIVE CONVERTIBLE PREFERRED

Dominick Abel	13,333

APA Excelsior IV, L.P.	80,916

Sol Barer	13,333

Lawrence B. Benenson	6,666

Browne & Browne Partners	26,666

Bruce E. Heath IRR Stock Trust A/C 555-09310	33,333

Bruce E. Heath IRR Stock Trust A/C 555-09311	33,333

Bruce E. Heath IRR Stock Trust A/C 555-09312	33,333

Joseph O. Bunting III	26,666

Cavallino Ventures, LLC	133,333

Patricia M. Cloherty	66,666

Concord Partners II, L.P.	106,666

Coutts & Co. (Cayman) Ltd., Custodian for APA Excelsior IV/Offshore, L.P.	5,822

CSK-1(A) Investment Fund	133,333

Harshad K. Desai	40,000

Thomas D. Doherty	133,333

Morris Ulysses Dweck	6,666

Raul P. and Jacqueline D. Esquivel	33,333

Robert M. Farmer	13,333

Fineman Revocable Trust of 2/12/97	13,333

Harriet Frieze	53,333

David B. Gardner	13,333

Bernard S. Gartenlaub	13,333

Gaverick Investments Limited	66,666

John B. Goodrich	13,333

Bruce E. Heath	66,666

Hull Overseas, Ltd.	26,666

Investor AB	186,665

Investor Group L.P.	79,999

James J. Grogan Trustee for The Grogan Revocable Family Trust Dated May 21, 1999	40,000

James V. Riley Revocable Trust U/A/D June 17, 1998	13,333

Craig A.T. Jones	13,333

DeSoto S. Jordan Jr.	133,333

DeSoto Samuel Jordan, III	20,000

Young J. Jun	13,333

Michael A. Kalman	66,666

Kopin Capital, LLC	13,333

Landmark Co-Investment Partners V, L.P.	669,130

LG Venture Investment Inc.	133,333

Craig Stephen Lipka	13,333

Marc A. Snyder Trustee, Rose F. Snyder Trust U/A/D, 12/8/95	20,000

Lisa and William C. McGahan	13,333

Greg Mischou	2,000

Daniel P. Molloy	40,000

Maurice Musry	6,666

Andrew F. Nicoletta	26,666

Andrew Justin Nicoletta	13,333

Parsimony Ltd.	426,666

Patricof Private Investment Club, L.P.	631

Mark A. Pugrant	16,666

Qasim Ahmad Fakhro Investment Co.	13,333

Rambus, Inc.	266,666

Red Rock Partners, Ltd.	6,666

James F. Reilly	6,666

Royal Bank of Canada Trust Company (Jersey) Limited, Custodian to APA Excelsior III / Offshore Limited Partnership	18,440

David Alan Russekoff	13,333

Michael G. Ryan	66,666

Daniel L. Simon	200,000

Don Soo Suh	13,333

Susan Snyder Trustee, Susan Snyder Trust U/A/D, 1/27/94	13,333

James L. Tadych	26,666

The Benenson Capital Company	26,666

The P/A Fund, L.P.	25,058

Ian Wallace	26,666

Lawrence Weissberg	16,666

Fred S. Willis, Dr.	13,333

TOTAL SERIES E:	3,921,970

SERIES E-1 10% CUMULATIVE CONVERTIBLE PREFERRED

Dominick Abel	255

Arbor Company	277,778

Charles A. Ballard	82

Morris Ulysses Dweck	128

Equity Group Holdings III LLC	277,778

John B. Goodrich	2,222

Michael A. Ladra	2,222

Marc A. Snyder Trustee, Rose F. Snyder Trust U/A/D, 12/8/95	383

Daniel P. Molloy	766

John H. Mullin III	3,128

James Otteson	1,111

Thomas L. Piper III	648

James F. Reilly	518

Susan Snyder Trustee, Susan Snyder Trust U/A/D, 1/27/94	255

Ian Wallace	510

WS Investment Company 2000A	7,778

TOTAL SERIES E-1:	575,562